Exhibit 10.3

ALLONGE TO CONVERTIBLE NOTE DATED JANUARY 2, 2018

Reference is hereby made to the Convertible Note dated January 2, 2018 (the “Note”) issued by H/Cell Energy Corporation, a Nevada corporation (the “Company”) to ______________ (the “Holder”). Terms used herein and not otherwise defined herein shall have the meaning set forth in the Note.

The Company and the Holder agree to amend the terms of the Note in accordance with the following terms:

1.	All references in the Note to the interest rate shall be changed from 12% per annum to 10% per annum, effective as of February 8, 2019.

2.	Section 2.1(d) is hereby amended and restated in its entirety to read as follows:

“Fixed Conversion Price” means $0.50, as adjusted for stock splits, stock dividends, stock combinations or other similar transactions.

Dated: February 8, 2019

H/CELL ENERGY CORPORATION

By:
Name:	Matthew Hidalgo
Title:	Chief Financial Officer

ACCEPTED AND AGREED:

Dated: February 8, 2019